FOR IMMEDIATE RELEASE
Investors & Media:
Julie D. Tracy Sr. Vice President, Chief Communications Officer
Wright Medical Group N.V. (901) 290-5817 julie.tracy@wright.com

Wright Medical Group N.V. Reports 2016 Fourth Quarter and Full-Year Financial Results and Provides 2017 Guidance

Full-Year 2016 Net Sales of $690 Million As Reported Exceeds High-End Of Company’s Previously Provided 2016 Guidance Range

Fourth Quarter 2016 Net Sales From Continuing Operations of $193 Million As Reported

Fourth Quarter 2016 Net Loss From Continuing Operations of $30 Million; Non-GAAP Adjusted EBITDA From Continuing Operations of Positive $23 Million

Company Provides Full-Year 2017 Net Sales Guidance of $755 Million to $765 Million

AMSTERDAM, The Netherlands - February 21, 2017 - Wright Medical Group N.V. (NASDAQ:WMGI) today reported financial results for its fourth quarter and full-year ended December 25, 2016 and provided 2017 guidance.

As a result of the previously announced sale of the large joints (hip/knee) business to Corin Orthopaedics Holdings Limited (Corin), this business which was previously reported as a separate reporting segment is now reported as discontinued operations. In addition, as a result of the merger between Wright Medical Group, Inc. and Tornier N.V. on October 1, 2015, legacy Wright’s historical results of operations replaced legacy Tornier’s historical results of operations for all periods prior to the merger and the results of the two legacy businesses have been consolidated only from that date forward in accordance with United States generally accepted accounting principles (GAAP). This release and Wright’s website at ir.wright.com contain certain unaudited non-GAAP combined pro forma financial results for Wright Medical Group N.V. which give effect to the merger as if it had occurred on the first day of fiscal 2015. In addition, following the closing of the merger, Wright adopted legacy Tornier’s fiscal calendar, which resulted in four fewer calendar days for the fourth quarter of 2015 than under the legacy Wright fiscal calendar.  Additionally, the Wright business conformed its methodology for recognizing revenue to legacy Tornier's methodology. The attached financial tables include a reconciliation of U.S. GAAP to these non-GAAP financial measures.

Net sales from continuing operations totaled $193.0 million during the fourth quarter ended December 25, 2016, representing 16% as reported growth. On a same sales day and constant currency basis and excluding the impact of conforming Wright’s methodology for recognizing revenue in the fourth quarter of 2015, non-GAAP pro-forma global net sales grew 12%. Gross margins from continuing operations were 73.8% during the quarter ended December 25, 2016 and were 77.6% on a non-GAAP adjusted basis. Reconciliations of all historical non-GAAP financial measures used in this release to the most comparable GAAP measures can be found in the attached financial tables.

Robert Palmisano, president and chief executive officer, commented, “We had a very good fourth quarter, and our full-year results reflect the continued strong underlying growth and positive momentum in all three of our high-growth businesses and our leadership positions in these markets. Our pro forma constant currency global sales growth of 12%, despite an estimated 3% headwind from dis-synergies, was an acceleration from the third quarter of 2016, and combined with earlier than anticipated progress on capturing cost synergies, resulted in net sales and positive adjusted EBITDA results that exceeded our expectations. We drove significant overperformance on the top and bottom line in 2016, and we believe we are well positioned to continue driving high sales growth rates and EBITDA margin expansion.”

Palmisano continued, “Highlights in the quarter included strong contributions from our SIMPLICITI shoulder system and the ongoing rollout of AUGMENT and the INFINITY total ankle replacement system, which for the fourth quarter drove 14% sales growth in U.S. shoulder replacement, 29% sales growth in U.S. biologics and 23% sales growth in U.S. total ankle replacement.”

Palmisano further commented, “Our 2017 guidance assumes continued strong underlying constant currency growth, driven by successfully executing our SIMPLICITI and AUGMENT new product launches, launching the PERFORM Reverse Shoulder and expanding the U.S. sales force in order to realize our full potential. We believe that the positive progress we saw in the fourth quarter is setting us up well for continued strong revenue growth and significant margin expansion in 2017 and beyond.”

Net loss from continuing operations for the fourth quarter of 2016 totaled $30.0 million, or $(0.29) per diluted share.

The company’s net loss from continuing operations for the fourth quarter of 2016 included the after-tax effects of $6.8 million of inventory step-up amortization, $8.4 million of transaction and transition costs, a gain of $1.8 million related to mark-to-market adjustments on derivatives, $10.8 million of non-cash interest expense related to its convertible notes, and a $0.3 million unrealized gain related to mark-to-market adjustments on contingent value rights (CVRs) issued in connection with the BioMimetic acquisition, as well as a $5.6 million tax benefit representing the deferred tax effects associated with the acquired Tornier operations.

The company's fourth quarter 2016 non-GAAP net loss from continuing operations, as adjusted for the above items, was $13.8 million. The company's fourth quarter 2016 non-GAAP adjusted EBITDA from continuing operations, as defined in the non-GAAP to GAAP reconciliation provided later in this release, was $22.7 million. The attached financial tables include reconciliations of all historical non-GAAP measures to the most comparable GAAP measures.

Cash, cash equivalents and restricted cash totaled $412.3 million as of the end of the fourth quarter of 2016. This amount includes $150 million classified as restricted cash on the company’s balance sheet that is held in escrow to fund a portion of the metal-on-metal hip litigation Master Settlement Agreement (MSA). The company currently estimates the opt-in rate for the MSA to be in excess of 98%, which is well above the 95% requirement.

Palmisano concluded, “With the significant progress made in 2016, we are a stronger business that is now well positioned and completely focused on the high-growth extremities and biologics markets. While I am very pleased with what we accomplished in 2016, we are nowhere close to meeting our full potential, and we continue to have great opportunities for revenue growth and cash improvement. I believe we are positioned well for future success and achieving our key financial goals of mid-teens constant currency net sales growth, gross margins in the high 70% range and non-GAAP adjusted EBITDA margins of approximately 20% three to four years post the close of the merger.”

Outlook

The company anticipates net sales for full-year 2017 of approximately $755 million to $765 million, representing an as reported growth rate of 9% to 11%. This range assumes:

•	a negative impact from foreign currency exchange rates as compared to 2016 of approximately 2%;

•	$10 million of net sales dis-synergies resulting from customers lost over the course of 2016 due to the sales force integrations;

•	approximately $3 million of dis-synergies from the anticipated divestiture of the international Salto ankle business; and

•	a positive impact of approximately 1% due to four extra selling days in the fourth quarter of 2017.

The midpoint of this net sales guidance range assumes constant currency growth of approximately 13%, excluding the negative impacts of revenue dis-synergies and Salto divestiture of 2%, and the approximately 1% positive impact of the extra selling days. Additionally, the company anticipates the second half of the year to grow faster than the first half of the year as it realizes the benefits from its new product launches and sales force expansion.

The company anticipates full-year 2017 non-GAAP adjusted EBITDA from continuing operations, as described in the non-GAAP reconciliation provided later in this release, of $78.5 million to $85.5 million.

The company anticipates non-GAAP adjusted earnings per share from continuing operations, including share-based compensation, as described in the non-GAAP to GAAP reconciliation provided later in this release, for full-year 2017 of $(0.33) to $(0.26) per diluted share.

The company estimates approximately 104.5 million diluted weighted average ordinary shares outstanding for fiscal year 2017.

The company's non-GAAP adjusted EBITDA from continuing operations target is measured by adding back to net loss from continuing operations charges for interest, income taxes, depreciation and amortization expenses, non-cash share-based compensation expense and non-operating income and expense. Additionally, the company’s adjusted EBITDA from continuing operations target excludes possible future acquisitions; other material future business developments; and due diligence, transaction and transition costs associated with acquisitions and divestitures. Further, this adjusted EBITDA from continuing operations target excludes any expenses, earnings or losses related to the divested large joints business, legacy Wright’s divested OrthoRecon business and legacy Tornier’s divested ankle replacement and silastic toe products.

The company’s non-GAAP adjusted earnings per share from continuing operations target is measured by adding back to net loss from continuing operations non-cash interest expense associated with the 2017, 2020 and 2021 convertible notes; due diligence, transaction and transition costs associated with acquisitions and divestitures; mark-to-market adjustments to CVRs; non-cash mark-to-market derivative adjustments; and charges for non-cash amortization expenses, net of taxes. Note that as a result of the company’s relatively low effective tax rate due to the valuation allowance impacting a substantial portion of the company’s income/loss, the company is currently estimating the tax effect on amortization expense at 0%. Further, this adjusted earnings per share from continuing operations target excludes possible future acquisitions; other material future business developments; and any expenses, earnings or losses related to the large joints business.

All of the historical non-GAAP financial measures used in this release are reconciled to the most directly comparable GAAP measures. With respect to the company’s 2017 financial guidance regarding non-GAAP adjusted EBITDA from continuing operations and non-GAAP adjusted earnings per share from continuing operations, however, the company cannot provide a quantitative reconciliation to the most directly comparable GAAP measures without unreasonable effort due to its inability to make accurate projections and estimates related to certain information needed to calculate some of the adjustments as described above, including the market driven fair value adjustments to CVRs and derivatives. The anticipated differences between these non-GAAP financial measures and the most directly comparable GAAP measure are described above qualitatively.

The company's anticipated ranges for net sales from continuing operations, non-GAAP adjusted EBITDA from continuing operations, and non-GAAP adjusted earnings per share from continuing operations are forward-looking statements, as are any other statements that anticipate or aspire to future events or performance. They are subject to various risks and uncertainties that could cause the company's actual results to differ materially from the anticipated targets. The anticipated targets are not predictions of the company's actual performance. See the cautionary information about forward-looking statements in the “Cautionary Note Regarding Forward-Looking Statements” section of this release.

Supplemental Financial Information

To view the fourth quarter of 2016 supplemental financial information, visit ir.wright.com. For updated information on Wright Medical Group N.V. segment reporting changes and non-GAAP combined pro forma historical financial information, including fourth quarter of 2016, please refer to the presentation posted on Wright’s website at ir.wright.com in the “Financial Information” section.

Internet Posting of Information

Wright routinely posts information that may be important to investors in the “Investor Relations” section of its website at www.wright.com. The company encourages investors and potential investors to consult the Wright website regularly for important information about Wright.

Conference Call and Webcast

As previously announced, Wright will host a conference call starting at 3:30 p.m. Central Time today. The live dial-in number for the call is (844) 295-9436 (U.S.) / (574) 990-1040 (Outside U.S.). The participant passcode for the call is “Wright.” A simultaneous webcast of the call will be available via Wright’s corporate website at www.wright.com.

A replay of the call will be available beginning at 5:30 p.m. Central Time on February 21, 2017 through February 28, 2017. To hear this replay, dial (855) 859-2056 (U.S.) / (404) 537-3406 (Outside U.S.) and enter code 43718210. A replay of the conference call will also be available via the internet starting today and continuing for at least 12 months. To access a replay of the conference call via the internet, go to the Investor Relations -Presentations/Calendar” section of the company’s corporate website located at www.wright.com.

The conference call may include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this release, the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (SEC) today, or otherwise available in the “Investor Relations - Supplemental Financial Information” section of the company's corporate website located at www.wright.com.

The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the “Cautionary Note Regarding Forward-Looking Statements” section of this release.

About Wright Medical Group N.V.

Wright Medical Group N.V. is a global medical device company focused on extremities and biologics products. The company is committed to delivering innovative, value-added solutions improving quality of life for patients worldwide and is a recognized leader of surgical solutions for the upper extremities (shoulder, elbow, wrist and hand), lower extremities (foot and ankle) and biologics markets, three of the fastest growing segments in orthopaedics. For more information about Wright, visit www.wright.com.

™ and ® denote trademarks and registered trademarks of Wright Medical Group N.V. or its affiliates, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

Non-GAAP Financial Measures

To supplement the company’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles, the company uses certain non-GAAP financial measures in this release. Reconciliations of the historical non-GAAP financial measures used in this release to the most comparable GAAP measures for the respective periods can be found in tables later in this release. Wright’s non-GAAP financial measures include combined pro forma net sales; combined pro forma net sales, excluding the impact of foreign currency; adjusted average sales per day (ASPD); adjusted combined pro forma ASPD; net income, as adjusted; EBITDA, as adjusted; gross margin, as adjusted; earnings, as adjusted; and earnings, as adjusted, per diluted share, in each case, from continuing operations. The company's management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the company's operations, period over period. While pro forma data gives effect to the merger with Tornier as if it had occurred on the first day of fiscal 2015 and enhances comparability of financial information between periods, pro forma data is not indicative of the results that actually would have been obtained if the merger had occurred as of the beginning of 2015. Wright’s non-GAAP financial measures exclude such items as non-cash interest expense related to the company's 2017 convertible notes, 2020 convertible notes and 2021 convertible notes, net gains and losses on mark-to-market adjustments on and settlements of derivative assets and liabilities, write-off of unamortized debt discount and deferred financing charges following the partial settlement of 2017 convertible notes and 2020 convertible notes, mark-to-market adjustments on CVRs, and transaction and transition costs, all of which may be highly variable, difficult to predict and of a size that could have substantial impact on the company's reported results of operations for a period. It is for this reason that the company cannot provide without unreasonable effort a quantitative reconciliation to the most directly comparable GAAP measures for its 2017 financial guidance regarding non-GAAP adjusted EBITDA from continuing operations and non-GAAP adjusted earnings per share from continuing operations. Management uses the non-GAAP measures in this release internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider non-GAAP financial measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “intend,” “could,” “may,” “will,” “believe,” “estimate,” “look forward,” “forecast,” “goal,” “target,” “project,” “continue,” “outlook,” “guidance,” “future,” other words of similar meaning and the use of future dates. Forward-looking statements in this release include, but are not limited to, statements about the company’s anticipated financial results for 2017, including net sales from continuing operations, adjusted EBITDA from continuing operations and adjusted earnings per share from continuing operations; anticipated sales and cost synergies and dis-synergies and the timing thereof; the company’s expectations regarding the benefits of its merger with Tornier and integration efforts and progress; and the company’s ability to achieve its key financial goals. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Each forward looking statement contained in this release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the failure to integrate the businesses and realize net sales synergies and cost savings from the merger with Tornier or delay in realization thereof; operating costs and business disruption as a result of the merger, including adverse effects on employee retention and sales force productivity and on business relationships with third parties; integration costs; actual or contingent liabilities; adverse effects of diverting resources and attention to providing transition services to the purchaser of the large joints business; the adequacy of the company’s capital resources and need for additional financing; the timing of regulatory approvals and introduction of new products; physician acceptance, endorsement, and use of new products; failure to achieve the anticipated benefits from approval of AUGMENT® Bone Graft; the effect of regulatory actions, changes in and adoption of reimbursement rates; product liability claims and product recalls; pending and threatened litigation; risks associated with the metal-on-metal master settlement agreement and the settlement agreement with the three settling insurers; risks associated with international operations and expansion; fluctuations in foreign currency exchange rates; other business effects, including the effects of industry, economic or political conditions outside of the company’s control; reliance on independent distributors and sales agencies; competitor activities; changes in tax and other legislation; and the risks identified under the heading “Risk Factors” in Wright’s Annual Report on Form 10-K for the year ended December 25, 2016 anticipated to be filed by Wright with the SEC by February 23, 2017. Investors should not place considerable reliance on the forward-looking statements contained in this release. Investors are encouraged to read Wright’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this release speak only as of the date of this release, and Wright undertakes no obligation to update or revise any of these statements. Wright’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

--Tables Follow--

Wright Medical Group N.V.
Condensed Consolidated Statements of Operations
(in thousands, except per share data--unaudited)

	Three months ended		Fiscal year ended
	December 25, 2016	December 27, 2015	December 25, 2016	December 27, 2015
Net sales [1]	$193,023	$166,833	$690,362	$405,326
Cost of sales [1]	50,583	49,810	192,407	113,622
Gross profit [1]	142,440	117,023	497,955	291,704
Operating expenses:
Selling, general and administrative [1]	140,489	173,576	541,558	424,377
Research and development [1]	13,809	14,695	50,514	39,339
Amortization of intangible assets [1]	7,434	9,013	28,841	16,754
Total operating expenses [1]	161,732	197,284	620,913	480,470
Operating loss [1]	(19,292)	(80,261)	(122,958)	(188,766)
Interest expense, net	16,857	11,565	58,530	41,358
Other expense (income), net	346	3,489	(3,148)	10,884
Loss from continuing operations before income taxes [1]	(36,495)	(95,315)	(178,340)	(241,008)
Provision (benefit) for income taxes	(6,493)	(4,163)	(13,406)	(3,652)
Net loss from continuing operations [1]	$(30,002)	$(91,152)	$(164,934)	$(237,356)
Loss from discontinued operations, net of tax [1]	(14,874)	$(14,624)	$(267,439)	$(61,345)
Net loss [1]	$(44,876)	$(105,776)	$(432,373)	$(298,701)

Net loss from continuing operations per share, basic [2]	$(0.29)	$(0.89)	$(1.60)	$(3.66)
Net loss from continuing operations per share, diluted [2]	$(0.29)	$(0.89)	$(1.60)	$(3.66)

Net loss per share, basic [2]	$(0.43)	$(1.03)	$(4.20)	$(4.61)
Net loss per share, diluted [2]	$(0.43)	$(1.03)	$(4.20)	$(4.61)

Weighted-average number of shares outstanding-basic [2]	103,309	102,659	102,968	64,808
Weighted-average number of shares outstanding-diluted [2]	103,309	102,659	102,968	64,808
_______________________________

[1]	The prior year balances were revised to reflect the historical results of the company's Large Joints business within Loss from discontinued operations, net of tax.

[2]	The prior year weighted-average shares outstanding and net loss per share amounts were converted to meet post-merger valuations.

Wright Medical Group N.V.
Consolidated Sales Analysis
(dollars in thousands--unaudited)

	Three months ended			Fiscal year ended
	December 25, 2016	December 27, 2015	% change	December 25, 2016	December 27, 2015	% change
U.S.
Lower extremities	64,064	58,819	8.9%	222,936	187,096	19.2%
Upper extremities	55,462	47,053	17.9%	201,579	58,756	243.1%
Biologics	21,436	15,971	34.2%	74,603	50,583	47.5%
Sports med & other	2,103	1,830	14.9%	8,429	3,388	148.8%
Total U.S.	$143,065	$123,673	15.7%	$507,547	$299,823	69.3%

International
Lower extremities	16,717	15,887	5.2%	62,701	51,200	22.5%
Upper extremities	24,261	19,066	27.2%	86,502	24,789	249.0%
Biologics	5,079	4,582	10.8%	18,883	19,652	(3.9)%
Sports med & other	3,901	3,625	7.6%	14,729	9,862	49.4%
Total International	$49,958	$43,160	15.8%	$182,815	$105,503	73.3%

Global
Lower extremities	80,781	74,706	8.1%	285,637	238,296	19.9%
Upper extremities	79,723	66,119	20.6%	288,081	83,545	244.8%
Biologics	26,515	20,553	29.0%	93,486	70,235	33.1%
Sports med & other	6,004	5,455	10.1%	23,158	13,250	74.8%
Total sales	$193,023	$166,833	15.7%	$690,362	$405,326	70.3%

Wright Medical Group N.V.
Reconciliation of Non-GAAP Combined Pro Forma Net Sales to Net Sales
(dollars in thousands--unaudited)

	Three months ended
	December 27, 2015
	Net Sales As Reported	Legacy Tornier Stub Period (September 28, 2015 - September 30, 2015) [1]	Legacy Tornier Net Sales Divested [2]	Non-GAAP combined pro forma net sales
U.S.
Lower extremities	$58,819	$279	$—	$59,098
Upper extremities	47,053	1,773	—	48,826
Biologics	15,971	66	—	16,037
Sports med & other	1,830	4	—	1,834
Total extremities & biologics	123,673	2,122	—	125,795
Large joint	—	—	—	—
Total U.S.	$123,673	$2,122	$—	$125,795

International
Lower extremities	$15,887	$152	$—	$16,039
Upper extremities	19,066	1,260	—	20,326
Biologics	4,582	13	—	4,595
Sports med & other	3,625	132	—	3,757
Total extremities & biologics	43,160	1,557	—	44,717
Large joint	—	753	(753)	—
Total International	$43,160	$2,310	$(753)	$44,717

Global
Lower extremities	$74,706	$431	$—	$75,137
Upper extremities	66,119	3,033	—	69,152
Biologics	20,553	79	—	20,632
Sports med & other	5,455	136	—	5,591
Total extremities & biologics	166,833	3,679	—	170,512
Large joint	—	753	(753)	—
Total net sales	$166,833	$4,432	$(753)	$170,512
_______________________________

[1]	To add revenues from Legacy Tornier's fourth quarter for the period prior to the merger closing date when operations became consolidated.

[2]	To reduce from Tornier’s historical sales the global sales associated with Tornier's Large Joints business that have been reflected in discontinued operations.

Wright Medical Group N.V.
Reconciliation of Non-GAAP Combined Pro Forma Net Sales to Net Sales
(dollars in thousands--unaudited)

	Fiscal year ended
	December 27, 2015
	Net Sales As Reported	Legacy Tornier N.V. standalone nine months ended September 27, 2015 [1]	Legacy Tornier stub period (September 28, 2015 - September 30, 2015) [2]	Legacy Tornier Net Sales Divested [3]	Non-GAAP Combined Pro Forma Net Sales
U.S.
Lower extremities	187,096	29,637	279	(9,733)	207,279
Upper extremities	58,756	115,846	1,773	—	176,375
Biologics	50,583	1,290	66	—	51,939
Sports med & other	3,388	5,021	4	—	8,413
Total extremities & biologics	299,823	151,794	2,122	(9,733)	444,006
Large joint	—	119	—	(119)	—
Total U.S.	$299,823	$151,913	$2,122	$(9,852)	$444,006

International
Lower extremities	51,200	7,402	152	—	58,754
Upper extremities	24,789	51,293	1,260	—	77,342
Biologics	19,652	357	13	—	20,022
Sports med & other	9,862	5,372	132	—	15,366
Total extremities & biologics	105,503	64,424	1,557	—	171,484
Large joint	—	29,921	753	(30,674)	—
Total International	$105,503	$94,345	$2,310	$(30,674)	$171,484

Global
Lower extremities	238,296	37,039	431	(9,733)	266,033
Upper extremities	83,545	167,139	3,033	—	253,717
Biologics	70,235	1,647	79	—	71,961
Sports med & other	13,250	10,393	136	—	23,779
Total extremities & biologics	405,326	216,218	3,679	(9,733)	615,490
Large joint	—	30,040	753	(30,793)	—
Total sales	$405,326	$246,258	$4,432	$(40,526)	$615,490
_______________________________

[1]
Legacy Tornier product line sales have been recast to reflect the reclassification of cement, instruments and freight from the historical Tornier product line "Large Joints and Other" to the product line associated with those revenues that will be utilized for future revenue reporting.

[2]	To add revenues from Legacy Tornier's fourth quarter for the period prior to the merger closing date when operations became consolidated.

[3]
To reduce from Tornier’s historical sales the U.S. sales associated with Tornier’s Salto Talaris and Salto XT ankle replacement products and silastic toe replacement products that were divested prior to the merger and the global sales associated with Tornier's Large Joints business that have been reflected in discontinued operations.

Wright Medical Group N.V.
Reconciliation of Non-GAAP Adjusted Combined Pro Forma Average Sales per Day to Average Sales per Day
(dollars in thousands--unaudited)

	Three months ended
	December 25, 2016
	U.S.	International	Global
Net sales	$143,065	$49,958	$193,023

Average sales per day (ASPD)	$2,308	$769	$3,077

ASPD growth %	8.3%	10.5%	8.8%

Impact of foreign currency exchange rates (FX) [1]	—	1,695	1,695
Non-GAAP net sales, excluding the impact of FX	$143,065	$51,653	$194,718

Selling days	62	65

Non-GAAP ASPD, excluding the impact of FX	$2,308	$795	$3,103

Non-GAAP pro forma ASPD constant currency growth % [2]	11.4%	12.9%	11.8%

	Three months ended
	December 27, 2015
	U.S.	International	Global
Legacy Wright	$72,121	$21,444	$93,565
Legacy Tornier	51,552	21,716	73,268
Net sales, as reported	$123,673	$43,160	$166,833

ASPD	$2,132	$696	$2,828

Legacy Tornier stub period (September 28, 2015 - September 30, 2015) [3]	2,122	1,557	3,679
Non-GAAP pro forma legacy Tornier	$53,674	$23,273	$76,947

Legacy Wright impact of revenue recognition [4]	(2,994)	—	(2,994)
Non-GAAP adjusted legacy Wright	$69,127	$21,444	$90,571

Legacy Tornier selling days	61	65
Legacy Wright selling days	58	62

Non-GAAP adjusted combined pro forma ASPD [5]	$2,072	$704	$2,776
_______________________________

[1]	The impact of FX on net sales is calculated by translating current year results at prior year average foreign currency exchange rates.

[2]	Reflects growth of Q4 2016 Non-GAAP ASPD, excluding the impact of FX, over the Q4 2015 Non-GAAP adjusted combined pro forma ASPD.

[3]	To add revenues from Legacy Tornier's fourth quarter for the period prior to merger closing date when operations became consolidated.

[4]	Legacy Wright recognized approximately $3 million during the fourth quarter of 2015, as result of conforming its methodology for revenue recognition with Legacy Tornier.

[5]
Legacy Wright and Legacy Tornier have historically operated on different fiscal periods. In order to calculate pro forma sales growth, we have calculated average sales per day based on the respective legacy company and the associated geographic region, then added the legacy company ASPD together.

[Example: Q4 2015 Pro Forma Legacy Tornier U.S. Sales / Legacy Tornier U.S. Selling Days = $880K. Q4 2015 Adjusted Legacy Wright U.S. Sales / Legacy Wright U.S. Selling Days = $1,192K. Adjusted Pro Forma Combined Average Sales per Day = $2,072K]

Wright Medical Group N.V.
Reconciliation of Non-GAAP Adjusted Gross Margins to Gross Margins from Continuing Operations
(dollars in thousands--unaudited)

	Three months ended	Fiscal year ended
	December 25, 2016	December 25, 2016
Gross profit from continuing operations, as reported	$142,440	$497,955
Gross margins from continuing operations, as reported	73.8%	72.1%
Reconciling items impacting gross profit:
Inventory step-up amortization	6,767	37,689
Transaction and transition costs	547	4,198
Non-GAAP gross profit from continuing operations, as adjusted	$149,754	$539,842
Net sales from continuing operations	193,023	690,362
Non-GAAP adjusted gross margins from continuing operations	77.6%	78.2%

Wright Medical Group N.V.
Reconciliation of Adjusted Non-GAAP Earnings Per Share to Net Loss from Continuing Operations Per Share
(dollars in thousands, except per share data--unaudited)

	Three months ended	Fiscal year ended
	December 25, 2016	December 25, 2016
Net loss from continuing operations, as reported	$(30,002)	$(164,934)
Net loss from continuing operations per share, as reported	(0.29)	(1.60)
Reconciling items:
Inventory step-up amortization	6,767	37,689
Non-cash interest expense on convertible notes	10,755	36,567
Non-cash loss on extinguishment of debt	—	12,343
Derivatives mark-to-market adjustments	(1,813)	(28,273)
Transaction and transition costs	8,422	36,374
Management changes	—	1,348
CVR mark-to-market adjustments	(280)	8,688
Contingent consideration fair value adjustment	93	469
Legal settlement	—	1,800
Costs associated with new convertible debt	—	234
IRS settlement [1]	—	(3,073)
Tax effect of reconciling items [2]	(2,114)	(7,748)
Deferred tax benefit from acquired operations	(5,598)	(5,598)
Non-GAAP net loss from continuing operations, as adjusted	$(13,770)	$(74,114)
Add back amortization of intangible assets	7,434	28,841
Adjusted non-GAAP earnings	$(6,336)	$(45,273)
Weighted-average basic shares outstanding	103,309	102,968
Adjusted non-GAAP earnings per share	$(0.06)	$(0.44)
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[1]	IRS settlement includes $0.8 million of interest income and $2.3 million tax benefit.

[2]	Determined based upon the effective tax rate in the jurisdiction in which the expense was incurred.

Wright Medical Group N.V.
Reconciliation of Non-GAAP Adjusted EBITDA to Net Loss from Continuing Operations
(dollars in thousands--unaudited)

	Three months ended	Fiscal year ended
	December 25, 2016	December 25, 2016
Net loss from continuing operations	$(30,002)	$(164,934)
Interest expense, net	16,857	58,530
Benefit (provision) from income taxes	(6,493)	(13,406)
Depreciation	14,825	55,830
Amortization	7,434	28,841
Non-GAAP EBITDA	$2,621	$(35,139)
Reconciling items impacting EBITDA:
Non-cash share-based compensation expense	4,515	14,416
Other expense (income), net	346	(3,148)
Inventory step-up amortization	6,767	37,689
Transaction and transition costs	8,422	36,374
Management changes	—	1,348
Legal settlement	—	1,800
Costs associated with new convertible debt	—	234
Non-GAAP adjusted EBITDA	$22,671	$53,574
Net sales from continuing operations	193,023	690,362
Non-GAAP adjusted EBITDA margin	11.7%	7.8%

Wright Medical Group N.V.
Reconciliation of Other Non-GAAP Financial Measures to Other As Reported Results
(dollars in thousands--unaudited)

	Three months ended	Fiscal year ended
	December 25, 2016	December 25, 2016
Net sales	$193,023	$690,362

Selling, general and administrative expense, as reported	$140,489	$541,558
Selling, general and administrative expense as a percentages of net sales, as reported	72.8%	78.4%
Reconciling items impacting selling, general and administrative expense:
Transaction and transition costs - selling, general and administrative	7,948	31,860
Management changes	—	1,348
Legal settlement	—	1,800
Costs associated with new convertible debt	—	234
Selling, general and administrative expense, as adjusted	$132,541	$506,316
Selling, general and administrative expense as a percentage of net sales, as adjusted	68.7%	73.3%

Research & development expense, as reported	$13,809	$50,514
Research & development expense as a percentages of net sales, as reported	7.2%	7.3%
Reconciling items impacting research & development expense:
Transaction and transition costs - research & development	(73)	316
Research & development expense, as adjusted	$13,882	$50,198
Research & development expense as a percentage of net sales, as adjusted	7.2%	7.3%

Wright Medical Group N.V.
Condensed Consolidated Balance Sheets
(dollars in thousands--unaudited)

	December 25, 2016	December 27, 2015
Assets
Current assets:
Cash and cash equivalents	$262,265	$139,804
Restricted cash	150,000	—
Accounts receivable, net	130,602	131,050
Inventories [1]	150,849	210,701
Prepaid expenses and other current assets [1]	65,909	59,842
Current assets held for sale [1]	—	18,487
Total current assets	759,625	559,884

Property, plant and equipment, net [1]	201,732	224,256
Goodwill and intangible assets, net [1]	1,082,839	1,117,917
Other assets [2]	246,390	139,754
Other assets held for sale [1]	—	31,683
Total assets [1,2]	$2,290,586	$2,073,494

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$32,866	$30,904
Accrued expenses and other current liabilities [1]	407,704	171,171
Current portion of long-term obligations	33,948	2,171
Current liabilities held for sale [1]	—	2,692
Total current liabilities	474,518	206,938
Long-term obligations [2]	780,407	561,201
Other liabilities	348,797	250,329
Total liabilities [1,2]	1,603,722	1,018,468

Shareholders' equity	686,864	1,055,026
Total liabilities and shareholders' equity [1,2]	$2,290,586	$2,073,494
_______________________________

[1]	The prior period balances exclude amounts associated with the company's Large Joints business, as these amounts are classified as held for sale at December 27, 2015

[2]	The prior period debt issuance costs were reclassified to account for adoption of ASU 2015-03 and ASU 2015-15